ACQUISITION AGREEMENT

                                     BETWEEN

                              PREMIER BRANDS, INC.

                                       AND

                            FD IMPORT & EXPORT CORP.



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                              ACQUISITION AGREEMENT
                                TABLE OF CONTENTS

Purchase and Sale..............................................................2

Purchase Price.................................................................2

Warranties and Representations of FD and Sellers...............................2

Warranties and Representations of PBI..........................................5

Term...........................................................................9

The PBI Shares.................................................................9

Conditions Precedent to Closing................................................9

Termination...................................................................10

Exhibits......................................................................10

Miscellaneous Provisions......................................................10

Closing.......................................................................10

Post-Closing: Form 10 or Form 10-SB...........................................10

Governing Law.................................................................11

Counterparts..................................................................11



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                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT dated September 1, 1998, by, between and among Premier Brands, Inc., a Utah corporation ("PBI"), and FD Import & Export Corp., a New York Corporation ("FD") and the persons listed on Exhibit "A" attached hereto and made a part hereof, being all of FD's stockholders now and as of the closing date of this Agreement (the "Sellers").

         WHEREAS, the Sellers own a total of 200 shares of common stock, with no par value, of FD Common Stock, said shares being one hundred (100%) percent of the issued and outstanding common stock of FD; and

         WHEREAS, the Sellers desire to sell and PBI desires to purchase one hundred (100%) percent of such shares;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

I. Purchase and Sale. The Sellers hereby agree to sell, transfer, assign and convey to PBI and PBI hereby agrees to purchase and acquire from the Sellers, one hundred (100%) percent of FD's issued and outstanding common stock (the "FD Common Shares"), in a reorganization pursuant to
         Section 368 (a)(1)(B) of the Internal Revenue Code.

II. Purchase Price. The aggregate purchase price to be paid by PBI for the FD Common Shares shall be 10,000,000 (post-reverse split) shares of PBI $ .001 par value voting common stock, (the "PBI Common Shares"). The PBI Common Shares will be issued to the individual Sellers in accordance with Exhibit "A" attached hereto. No fractional shares of PBI Common Stock will be issued; in lieu thereof, the number of shares of PBI Common Stock to be issued to each Seller will be rounded up to the next whole share. Each of the Sellers hereby agree to the terms of this Agreement (the "Agreement").

III. Warranties and Representations of FD and Sellers. In order to induce PBI to enter into the Agreement and to complete the transaction contemplated hereby, FD and Sellers warrant and represent to PBI that:

          A. Organization and Standing. FD is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is qualified to do business with a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of FD's Certificate of Incorporation, amendments thereto and all current By laws of FD. No changes thereto will be made in any of the Exhibit "B" documents before the Closing.

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          B.   Capitalization.  As of the Closing Date,  FD's entire  authorized equity capital consists of 200 shares of Common Stock, of which 200 shares of Common Stock will be outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which any of the Sellers are bound, calling for the issuance of any additional shares of common stock of any other voting or equity security. The FD Common Shares constitute one hundred (100%) percent of the equity capital of FD, which includes, inter alia, one hundred (100%) percent of FD's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

          C. Ownership of the FD Shares As of the Date hereof, the Sellers are the sole owners of the FD Common Shares, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the FD Common Shares will not have been registered under the "33 Act, or and applicable State Securities laws.

          D. Taxes. FD has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on FD.

          E. Pending Actions. There are no material legal actions, lawsuits, proceedings of investigations, either administrative of judicial, pending of threatened, against or affecting FD, or against the Sellers that arise out of their operation of FD, except as described in Exhibit "C" attached hereto. FD is not in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, the '33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act") the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

          F. Governmental Regulation. FD holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit FD to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity of continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by the Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

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          G.   Ownership  of Assets.  Except as set forth in Exhibit "E", FD has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefore, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts
               receivable,   fixtures,   rights  under  agreements  and  leases,
               franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by FD as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by the Agreement; nor, except in the ordinary course of its business, has FD disposed of any such asset since the date of the most recent balance sheet described in Section III (O) of this agreement.

          H. No Interest in Suppliers, Customers, Landlords or Competitors. Neither the Sellers nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of FD.

          I. No Debt Owed by FD to Sellers. Except as set forth in Exhibit "F" FD does not owe any money, securities, or property to either the Sellers or any member of the families or to any company controlled by such a person, directly or indirectly. To the extent that FD may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

          J. Corporate Records. All of FD's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of FD are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

          K. No Misleading Statements of Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to PBI in connection herewith, contains any materially misleading statement, or omits any fact of statement necessary to make the other statements or facts therein set forth not materially misleading.

          L. Validity of the Agreement. All corporate and other proceedings required to be taken by the Sellers and by FD in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by the Sellers and by FD, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy,



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               reorganization,  insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate FD's Certificate of Incorporation or document of undertaking, oral or written, to which FD of the Sellers is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by FD can continue to be so
               conducted  after  completion  of  the  transaction   contemplated
               hereby, with FD as a wholly- owned subsidiary of PBI.

          M.   Enforceability   of  the   Agreement.   When  duly  executed  and
               delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by PBI according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights and that at the time of such execution and delivery, PBI will have acquired title in and to the FD Common Shares free and clear of all claims, liens and encumbrances.

          N. Access to Books and Records. PBI will have full and free access to FD's books during the course of this transaction prior to Closing, during regular business hours.

          O. FD's Financial Statements. FD's Balance Sheet and Profit and Loss statement for the quarter ended June 30, 1998, attached hereto as Exhibit "G", accurately describe FD's financial position as of the dates thereof. Within 90 days after the Closing. FD will provide PBI with certified financial statements for the necessary periods to file a Form 10 or Form 10SB, if required. These financial statements shall be prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B and/or the rules promulgated under the '33' act and the 34' act and certified by independent certified public accountants with substantial SEC experience.)

          P. F &D's Corporate Summary, attached hereto as Exhibit "H", accurately describes FD's business, assets, proposed operations and management as of the date thereof; since the date of the Corporate Summary, there has been no material change in the Business Plan.

IV. Warranties and Representations of PBI. In order to induce the Sellers and FD to enter into the Agreement and to complete the transaction contemplated hereby, PBI warrants and represents to FD and Sellers that:

          A. Organization and Standing. PBI is a corporation duly organized, validly existing


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               and in good  standing  under  the laws of the  State of Utah,  is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

          B. Capitalization PBI's entire authorized equity capital consists of 2,374,314 shares of voting common stock, $.001 par value and
               24,000 shares of preferred stock, $.001 par value. As of the Closing, after giving effect to the proposed reverse split of PBI's remaining outstanding shares, PBI will have 100,000,000 shares Common Stock, $.001 par value, authorized, of which 39,572 shares of voting common stock of PBI will be issued and outstanding, which does not include the 10,000,000 shares being issued to Sellers hereunder pursuant to Section 4(2) of the '33 Act of the issuance at closing. Upon issuance, all of the PBI Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of PBI's equity securities are set forth in the Articles of Incorporation, as amended and PBI's By-Laws (Exhibit "I" hereto). Except as set forth above, there are no voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which PBI is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-Laws of PBI provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of PBI. Cumulative voting is not provided for by the By-Laws or Articles of Incorporation of PBI. Accordingly, as of the Closing the 10,000,000 shares being issued to and acquired by the Sellers will constitute approximately (99%) percent of the Common Shares of PBI which will then be issued and outstanding, which includes inter alia, that same percentage of PBI's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

          C. Ownership of Shares. By PBI's issuance of the PBI Common Shares to the Sellers pursuant to the Agreement, the Sellers will thereby acquire good absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such PBI shares will not have been registered under the '33 Act.

          D. Significant Agreements. PBI is not and will not at Closing be bound by any of the following, unless specifically listed in Exhibit "J" hereto:

                    1.   Employment advisory or consulting contract;

                    2.   Plan providing for employee benefits of any nature;

                    3.   Lease with respect to any property or equipment;


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                    4.   Contract of commitment  for any future  expenditure  in
                         excess of $100.

                    5. Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

                    6. Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in the Agreement;

                    7. Agreement with any person relating to the dividend, purchase or sale of securities, that has not; been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of the Agreement.

          E. Sale of Business. PBI will have sold its existing business prior to closing.

          F. Taxes. PBI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has approximately $87,172 in taxes as shown on such returns. All of such returns are true and complete.

          G. Liabilities. At and as of the Closing Date, PBI will have a total of approximately $148,954 in liabilities, exclusive of the costs, including legal and accounting fees and other expenses, in connection with this transaction.

          H. No Pending Actions. There are no legal actions, lawsuits, proceedings of investigations, either administrative or judicial, pending or threatened, against affecting PBI, or against any of PBI's officers or directors and arising out of their operation of PBI. PBI has been in compliance with, and has not received notice of violation of any law, ordinance of regulation to any kind whatever, including, but not limited to, the '33 Act, the '34 Act, the Rules and Regulations of the SEC or the Securities Laws and Regulations of any state. PBI is not now and never has been required to file reports under the '33 Act or the '34 Act.

          I. Corporate Records. All of PBI's books and records, including without limitation, its book of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation: all of said books and records will be delivered to PBI's new management at the Closing.

          J. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to FD's counsel in connection herewith contains any materially misleading statement, or



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               omits any fact or statement  necessary to make the other stats of facts therein set forth not materially misleading.

          K. Validity of the Agreement. All corporate and the proceedings required to be taken by PBI in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by PBI, and constitutes a valid and binding obligation of PBI. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, PBI's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which PBI is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

          L.   Enforceability   of  the   Agreement.   When  duly  executed  and
               delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by FD and the Sellers according to their terms, and that at the time of such execution and delivery, the Sellers will have acquired good, marketable title in and to the PBI Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

          M. Access to Books and Records. FD and Sellers will have full and free access to PBI's books and records during the course of this transaction prior to and at the Closing.

          N. PBI Financial Stats. At or before the Closing, PBI will provide FD with recent audited financial statements, which will be certified in accordance with GAAP by independent certified public accountants with substantial SEC experience.

          O. PBI Financial Condition. As of the Closing, PBI will have no assets and $148,954 liabilities.

          P. Stockholder Approval. Immediately upon the signing of the Agreement, PBI will submit to its stockholders by meeting or consent the matters described in section VII(B)(1) herein, if required to do so under Utah Corporate Law. Hudson Consulting Group, Inc. agrees that it will vote all of its PBI shares in favor of all items submitted to PBI stockholders in accordance with the Agreement.

V. Term. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

VI. The PBI Shares. All o f the PBI Common Shares shall be validly issued, fully-paid and non-assessable shares of PBI Common Stock, with full voting rights, dividend rights, and


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     the right to receive the proceeds of  liquidation,  if any, as set forth in the respective Articles of Incorporation.

VII. Conditions Precedent to Closing.

          A. The obligations of FD and Sellers under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                    1. That PBI and its management representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                    2. That PBI and its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

                    3. That PBI's stockholders, by proper and sufficient vote, shall have properly approved all of the matters described in Section VII(B)(1) herein, if required to do so under Utah Corporate Law; and

          B. The obligations of PBI under the Agreement shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

                    1. That PBI stockholders, if necessary by proper and sufficient vote of its stockholders, shall have approved the Agreement and the transactions contemplated hereby and will have approved such other changes as are consistent with the Agreement for submission to PBI stockholders, if required to do so under Utah Corporate Law;

                    2. That FD's and Sellers' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

                    3. That FD and Sellers shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing.

                    4. That Sellers, individually, and PBI, jointly and severally indemnify and hold harmless PBI's former officers, directors, agents and affiliates against any claims or liabilities, including reasonable attorney's fees and other reasonable defense costs incurred in defending such claims or liabilities, resulting from any claims or liabilities asserted against them to any material misrepresentation or omissions in the Agreement made by PBI or Sellers.


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VIII.  Termination.  The  Agreement  may be terminated at any time before or; at
       Closing, by:

          A.   The mutual agreement of the parties;

          B.   Any party if:

                    1. Any provision of the Agreement applicable to a party shall be materially untrue or fail to be accomplished.

                    2. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

IX. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as it they were set forth in entirety.

X. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

XI. Closing. The Closing of the transactions contemplated by the Agreement ("Closing") place at 1:00 P.M. on the first business day after the stockholders of PBI approve this transaction, if approval is required or on September 8, 1998, whichever is sooner, if shareholder approval is not required or can be obtained subsequent to closing by shareholder ratification. The Closing shall occur at the offices of
     __________________________________  or such  other  date  and  place as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

XII. Post-Closing: Form 10 or Form 10-SB. As soon as practical after Closing and after PBI meets the initial listing requirements for the NASDAQ Small Caps market, PBI will prepare, file and use its best efforts to have declared effective a Form 10 or Form 10-SB Registration Statement with the Securities and Exchange Commission.

XIII.Governing Law. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

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



XIV. Counterparts. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute on and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

Premier Brands, Inc.



By: /s/ Richard D. Surber
-------------------------
        Richard D. Surber
Its:   President

FD Import & Export Corp.



By: /s/ Igor Fruman
------------------------
        Igor Fruman
Its:   President


SELLERS:


/s/ Igor Fruman
-----------------------
Igor Fruman

/s/ Vladislav V. Dyablo
-----------------------
Vladislav V. Dyablo


/s/ Vyacheslav Fruman
-----------------------
Vyacheslav Fruman



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



                               INDEX TO EXHIBITS


Exhibit No.           Description

A                     Lilst of FD's stockholders

B                     FD's Certidicate of Incorporation, as amended and By-laws

C                     Pending Actions

D                     Licenses and registrations of FD

E                     Liens and encumbrances on FD's asssets or property

F                     FD's liabilities

G                     FD's unaudited Fiancial Statements

H                     FD's Corporate Summary

I                     PBI's By-Laws

J                     Significant Agreements




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